Exhibit 99.4


                                       Contact:  Roy Winnick/Tom Davies
                                                 Kekst and Company
                                                 212-521-4800


            JP FOODSERVICE AND RYKOFF-SEXTON TO MERGE IN $1.4 BILLION
             TRANSACTION CREATING NATION'S SECOND-LARGEST FOODSERVICE DISTRIBUTION COMPANY, WITH ANNUAL SALES OF $5.2 BILLION

                   COLUMBIA, MD and WILKES-BARRE, PA, June 30, 1997   JP
         Foodservice, Inc. ("JP")(NYSE: JPF), of Columbia, Maryland, and Rykoff-Sexton, Inc. ("Rykoff")(NYSE: RYK), of Wilkes-Barre, Pennsylvania, which also does business under the US Foodservice name, today announced that they have signed a de-finitive agreement under which JP and Rykoff will merge in a transaction establishing the combined enterprise as the nation's second-largest foodservice distribution company, with annual sales of $5.2 billion. The transaction, which the par-ties expect to complete by year-end, values Rykoff at $1.4 bil-lion including assumed debt. It will create a company with nationwide distribution capabilities and a customer base of more than 130,000 restaurant, hotel and institutional food-service customers throughout the United States. The merger will also create substantial synergies, and it is anticipated that the transaction will be accretive to JP's earnings per share for calendar year 1998 and thereafter.

                   Under the terms of the agreement, which was unani-mously approved by the boards of directors of both companies, JP and Rykoff will merge in an exchange of stock in which Rykoff shareholders will receive shares of JP at a fixed exchange ratio of 0.84 JP shares for each Rykoff share they hold. The transaction is not subject to a collar. It will be accounted for using the pooling-of-interests method and is intended to qualify as a tax-free reorganization. Based on JP's closing stock price of $30.125 on Friday, June 27, 1997, the 0.84 exchange ratio, the approximately 28.6 million shares of Rykoff common stock on a fully diluted basis, and the assumption by JP of approximately $700 million of Rykoff debt, the transaction has a total enterprise value of approximately $1.4 billion. Current shareholders of JP and of Rykoff will own approximately equal stakes in the combined enterprise. Shareholders representing approximately 36 percent of Rykoff have signed shareholder agreements to vote in favor of the transaction.

                   Upon completion of the transaction, Jim Miller, cur-rent Chairman, President and Chief Executive Officer of JP, will be Chairman and Chief Executive Officer of the combined company, and Mark Van Stekelenburg, current Chairman and Chief Executive Officer of Rykoff, will be Vice Chairman and Presi-dent of the combined company. The company's board will consist of the nine current JP directors, seven current Rykoff direc-tors, and one new independent director to be added after clos-ing.


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                   Following completion, the combined company will be
         known as JP Foodservice, Inc. and will be headquartered in Columbia, Maryland. Its stock will continue to trade on the New York Stock Exchange under the JPF symbol. Reflecting the company's national scope, all operating units of the combined enterprise, in a process that will begin after completion of the merger, will be renamed to do business as US Foodservice.

                   Mr. Miller said: "This strategic business combina-tion brings together two strong companies with highly comple-mentary operations, geographies, product lines and management resources. Together, we will be the second-largest foodservice distributor in the United States and will be well-positioned to continue to pursue attractive growth opportunities in our in-dustry. We will also be well-positioned to achieve operational and other synergies that will benefit our many thousands of restaurant, hotel and institutional foodservice customers. In short, this transaction represents a unique opportunity to build the value of the combined enterprise for our respective customers, employees, vendors and other business partners and, in turn, shareholders."

                   Mr. Van Stekelenburg said: "This merger builds upon the tremendous progress we at Rykoff have made over the past two years in sharpening our strategic focus, improving our operational efficiency, and positioning the company for sus-tained, profitable growth. Over the past year, we have suc-cessfully integrated the former US Foodservice and Rykoff-Sexton operations, realizing $15 million of annualized syner-gies. We are fully confident that we can benefit from this experience in integrating JP's and Rykoff's respective busi-nesses. We are pleased to be part of a combined enterprise whose distribution network will encompass more than 85 percent of the U.S. population, whose product mix will include a broad range of domestic and imported offerings, and whose distribu-tion, technological and marketing skills will set the industry standard. Furthermore, this transaction will add incremental value for Rykoff shareholders."

                   The combined company's product offerings will include the best brands of each predecessor company, including the Rykoff-Sexton brand, one of the nation's oldest and most respected private label brands.

                   Completion of the transaction is subject to share-holder and regulatory approval, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and other customary closing conditions.


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                   JP intends to file a registration statement with the
         Securities and Exchange Commission covering the shares of com-mon stock to be issued in connection with the proposed merger. The offering of shares will only be by means of the registra-tion statement and related prospectus.

                   Rykoff-Sexton was advised by Merrill Lynch & Co. and Wasserstein Perella & Co., Inc. with regard to the transaction and JP Foodservice was advised by Goldman, Sachs & Co., Smith Barney Inc. and PaineWebber. Advisors to both companies have rendered opinions that the transaction is fair to their respec-tive clients from a financial point of view.

                   Rykoff-Sexton provides over 35,000 food and related non-food items to approximately 100,000 restaurants and other dining establishments, health care and educational facilities, and wherever food is prepared away from home, and employs over 8,500 foodservice professionals. Distribution centers, manu-facturing operations and contract design facilities are located throughout the United States.

                   JP is a leading distributor of food and related prod-ucts to restaurants and institutional foodservice establish-ments in the Mid-Atlantic, Midwestern, Northeastern and Western regions of the United States. JP markets and distributes 30,000 national, private label and signature brand items to over 34,000 foodservice customers, including restaurants, hotels, healthcare facilities, cafeterias and schools, and employs over 3,500 foodservice professionals. JP's diverse customer base encompasses both independent and chain busi-nesses, including Old Country Buffet, Perkins Family Restau-rants, Subway, Eurest Dining Services, Pizzeria Uno and Ruby Tuesdays.


         Information Concerning Forward-Looking Statements

                   The statements in this press release regarding the companies' or their respective managements' expectations regarding future performance or events, including those regard-ing earnings, efficiencies, business performance, market posi-tion and operations, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to uncertainties that could cause the individual or combined company's actual operating and other results to differ


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         materially from those set forth in this press release.  Such risks and uncertainties include, but are not limited to, the sensitivity of the companies' businesses to national and regional economic conditions, the effects of inflation and deflation in food prices, the highly competitive markets in which the companies operate, the effect of governmental or regulatory action and the companies' ability to successfully integrate their businesses and operations following the merger. JP's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 1997, and Rykoff's Quarterly Report on Form 10-Q for the quarterly period ended March 27, 1997, filed with the Securities and Exchange Commission on May 13, 1997, discuss some of the important factors that could cause JP's or Rykoff's actual results, as the case may be, to differ materially from those in such forward-looking statements.




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